UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Porter Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

Not applicable

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To our shareholders:

You are cordially invited to attend a special meeting of shareholders of Porter Bancorp, Inc. The meeting will be held on September 23, 2015, at 12:00 noon EDT in the Conference Center on the second floor of our main office located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223.

The enclosed Notice and Proxy Statement contain information about the matters to be voted on at the special meeting.

We hope you can attend the special meeting. Whether or not you plan to attend, please complete, sign and return the enclosed proxy card in the envelope provided to ensure your shares are represented and voted at the special meeting.

We appreciate your interest and investment in Porter Bancorp and look forward to seeing you at the special meeting.

By order of the Board of Directors,

John T. Taylor
President and CEO

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

OF PORTER BANCORP, INC.

September 23, 2015

To our shareholders:

Notice is hereby given that a special meeting of shareholders of Porter Bancorp, Inc. will be held on September 23, 2015, at 12:00 noon EDT in the Conference Center on the second floor of our main office located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223, to consider and act upon the following matters:

1.	Amendment of Articles of Incorporation. A proposal to amend the Articles of Incorporation to assist us in protecting the long-term value of the Company’s accumulated tax benefits by limiting transfers of our common shares that could result in an “ownership change” under Section 382 of the Internal Revenue Code and the impairment of those tax benefits.

2.	Such other business as may properly come before the meeting.

The close of business on August 14, 2015 is the record date for determining the shareholders entitled to notice of, and to vote at, the special meeting of shareholders.

Whether or not you plan to attend the meeting, please sign, date and promptly return the enclosed proxy. If for any reason you desire to revoke your proxy, you may do so at any time before the voting as described in the accompanying proxy statement.

By order of the Board of Directors,

John T. Taylor
President and CEO

August [    ], 2015

SPECIAL MEETING OF SHAREHOLDERS

NOTICE OF SPECIAL MEETING AND PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 23, 2015:

The proxy statement is available at www.pbibank.com under “Investor Relations.”

QUESTIONS AND ANSWERS

Why am I receiving these materials?

We are sending this proxy statement and the accompanying proxy card to the holders of record of the Common Shares of Porter Bancorp, Inc. beginning on or about August [ ], 2015. These materials are for use at the special meeting of Porter Bancorp Shareholders to be held on September 23, 2015, at 12:00 noon EDT in the Conference Center on the second floor of our main office located at 2500 Eastpoint Parkway, Louisville, Kentucky. Our Board of Directors is soliciting proxies to give all shareholders of record an opportunity to vote on matters to be presented at the special meeting. In the following pages of this proxy statement, you will find information on matters to be voted upon at the special meeting or any adjournment of that meeting.

What constitutes a quorum and how many shares are outstanding?

A majority of the votes entitled to be cast by the holders of our outstanding Common Shares must be present, either in person or represented by proxy, in order to conduct the special meeting. On August 14, 2015, there were 19,301,217 Common Shares outstanding.

Who is entitled to vote?

You are entitled to vote if you were a shareholder of record of our Common Shares as of the close of business on August 14, 2015. Your shares can be voted at the meeting only if you are present in person or represented by a valid proxy. All shares entitled to vote and represented in person or by properly completed proxies received before the polls are closed at the meeting, and not revoked or superseded, will be voted in accordance with instructions given on those proxies.

What am I voting on?

You are voting on a proposal to amend the articles of incorporation. The purpose of the amendment is to assist us in protecting the long-term value of the Company’s accumulated tax benefits by limiting direct or indirect transfers of our common shares that could result in an “ownership change” under Section 382 of the Internal Revenue Code, which would impair those tax benefits. The proposed amendment includes a mechanism to block the impact of such transfers while allowing purchasers to receive their money back from prohibited purchases.

As of the date of this Proxy Statement, we estimate that we have approximately $51.9 million of net deferred tax assets related to net operating losses that we have generated but not yet realized for federal tax purposes. If an ownership change were to occur, the limitations imposed by Section 382 could result in a material amount of our tax benefits expiring unused. This would significantly impair the value of our tax benefits.

Our Board recommends that you vote your shares “FOR” the proposal. We are not aware of any other business to come before the special meeting.

How many votes are required for approval?

The proposed amendment must be approved by both the holders of Common Shares and the holders of Non-Voting Common Shares, voting as separate voting groups.

The proposed amendment will be approved if both a majority of the Common Shares and a majority of Non-Voting Common Shares are cast in favor of the proposed amendment. Both of the holders of our Non-Voting Common Shares are affiliates of Patriot Financial Group, which has indicated its intent to vote the Non-Voting Common Shares in favor of the proposed amendment.

Abstentions will be counted as present for purposes of determining whether a quorum exists and will have the effect of a vote against the proposed amendment. Brokers will not have discretionary authority to vote on the proposed amendment on behalf of beneficial owners of Common Shares who have not provided voting instructions.

How do I vote?

You may vote by proxy or in person at the meeting. To vote by proxy, simply mark your proxy card, date and sign it and return it in the postage-paid envelope provided. The Board has designated two individuals to vote the shares represented by proxies solicited by the Board at the special meeting. If you properly submit a proxy but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies “FOR” the proposed amendment. The designated proxies will vote in their discretion on any other matter that may properly come before the meeting. At the date the Proxy Statement went to press, we did not anticipate that any other matters would be raised at the special meeting.

If you wish to vote in person at the special meeting and you hold your shares through a broker, bank or other institution, you are considered a “street name” shareholder and you must obtain a “legal proxy” from your broker or bank in order to vote in person at the meeting. Please contact the institution holding your shares for information on how to obtain a legal proxy.

How can I revoke my proxy?

If you vote by proxy, you may revoke that proxy at any time before it is voted at the special meeting. You may do this by (a) signing another proxy card with a later date and returning it to us before the special meeting or (b) attending the meeting in person and casting a ballot.

How may I obtain Porter Bancorp’s SEC reports?

Copies of our Annual Report on Form 10-K for the period ending December 31, 2014, and our Quarterly Report on Form 10-Q for the six months ended June 30, 2015 accompany this proxy statement. These reports and our Current Reports on Form 8-K filed on June 29, 2015 (which relates to our Tax Benefit Protection Plan) are available upon request. You may request a copy of these and our other reports by writing to:

Porter Bancorp, Inc.

2500 Eastpoint Parkway

Louisville, Kentucky 40223

502-499-4800

Attn: Phillip W. Barnhouse, Chief Financial Officer

These reports are also available from the SEC’s website at www.sec.gov or from our website at www.pbibank.com. Click on “Investor Relations” and “SEC Filings.”

Who can help answer my questions?

If you have questions or would like to receive additional copies of this proxy statement or voting materials, please contact Phillip W. Barnhouse, Chief Financial Officer, as described above.

PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION

TO RESTRICT CERTAIN TRANSFERS OF SHARES

TO PRESERVE TAX BENEFITS

Background

Our previous business operations generated significant net operating losses and other tax benefits (collectively, “NOLs”). Under federal tax laws, we generally can use our NOLs and certain related tax credits to reduce ordinary income tax paid in our prior two tax years or on our future taxable income for up to 20 years, at which time they “expire” for such purposes. Until they expire, we can “carry forward” NOLs and certain related tax credits that we do not use in any particular year to offset taxable income in future years.

As of the date of this Proxy Statement, we estimate that we have approximately $51.9 million of net deferred tax assets related to our NOLs that we have generated but not yet realized for federal tax purposes. While we cannot estimate the exact amount of NOLs that we can use to reduce future income tax liability because we cannot predict the amount and timing of our future taxable income, we believe our NOLs are a very valuable asset.

The benefits of our NOLs would be reduced, and our use of the NOLs would be substantially delayed if we experience an “ownership change” as determined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) ( Section 382 ). Under Section 382, an “ownership change” occurs if, over a rolling three-year period, there has been an aggregate increase of 50 percentage points or more in the percentage of our common shares owned by one or more of our “5-percent stockholders” (as determined under the rules of Section 382 of the Code and the regulations and guidance thereunder). For purposes of Section 382, our voting and non-voting common shares are treated collectively and referred to as “common shares” or “stock.”

If an ownership change were to occur, the limitations imposed by Section 382 could result in a material amount of our NOLs expiring unused. This would significantly impair the value of our NOLs. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change has not occurred. However, if no action is taken, we believe it is possible that we could experience an ownership change.

After careful consideration, the Board has adopted a two-step approach to preserve the benefits of our NOLs for long-term shareholder value. First, the Company adopted a Tax Benefits Preservation Plan (the “Plan”) that took effect on June 25, 2015. The Plan is designed to deter transfers of our common shares that could result in an ownership change.

As the second step of its approach, the Board is proposing an amendment to the Company’s Articles of Incorporation that is designed to block transfers of our common shares which could result in an ownership change (the “NOL Protective Amendment”). The NOL Protective Amendment is described below and its full terms can be found in the accompanying Appendix A.

The purpose of the NOL Protective Amendment is to assist us in protecting the long-term value to the Company of its accumulated NOLs by limiting direct or indirect transfers of our common shares that could affect the percentage of stock that is treated as being owned by a holder of 5.0% of our stock. In addition, the NOL Protective Amendment includes a mechanism to block the impact of such transfers while allowing purchasers to receive their money back from prohibited purchases.

Our Board unanimously adopted the NOL Protective Amendment, which must also be approved by our shareholders to take into effect. Shareholders are not being asked to approve the Tax Benefits Preservation Plan, which will continue in effect until June 29, 2018, unless terminated earlier in accordance with its terms.

The Board urges shareholders to carefully read the Proposal, the items discussed below under the heading “Certain Considerations Related to the NOL Protective Amendment” and the full terms of the NOL Protective Amendment.

It is important to note that neither the NOL Protective Amendment nor the Tax Benefits Preservation Plan offers a complete solution, and an ownership change may occur even if the NOL Protective Amendment is adopted. There are limitations on the enforceability of the NOL Protective Amendment against shareholders who do not vote to adopt it, that may allow an ownership change to occur, and the Plan may deter, but ultimately cannot block, transfers of our common stock that might result in an ownership change. The limitations of these measures are described in more detail below. Because of their individual limitations, the Board believes that both measures are needed and that they will serve as important tools to help prevent an ownership change under Section 382 that would materially inhibit our ability to use our NOLs to reduce our future income tax liability. The Board believes it is in our and our shareholders’ best interests to approve the NOL Protective Amendment to help avoid this result.

Accordingly, the Board strongly recommends that shareholders approve the NOL Protective Amendment.

Description of the NOL Protective Amendment

The following description of the NOL Protective Amendment is qualified in its entirety by reference to the full text of the NOL Protective Amendment, which is contained in a proposed new Article XIII of our Articles of Incorporation and can be found in the accompanying Appendix A. Please read the NOL Protective Amendment in its entirety, as the discussion below is only a summary.

Prohibited Transfers.

The NOL Protective Amendment generally will restrict any direct or indirect transfer (such as transfers that result from the transfer of interests in other entities that own our common shares) if the effect would be to:

•	increase the direct or indirect ownership of our stock by any Person or Persons (as defined below) from less than 5.0% to 5.0% or more of our common shares; or

•	increase the ownership percentage of a Person owning or deemed to own 5.0% or more of our common shares (which includes, without limitation, the Company and its affiliates).

“Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of our common shares would exceed the 5.0% thresholds discussed above, or to Persons whose direct or indirect ownership of our common shares would by attribution cause another Person to exceed that threshold. Complicated stock ownership rules prescribed by the Code (and regulations thereunder) will apply in determining whether a Person is a 5.0% stockholder under the NOL Protective Amendment. A transfer from one member of a “public group” (as that term is defined under Section 382) to another member of the same public group does not increase the percentage of our common shares owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of our common shares owned by, any shareholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to our actual knowledge of the ownership of our common shares. The NOL Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of our common shares, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common shares.

These transfer restrictions may result in the delay or refusal of certain requested transfers of our common shares, or prohibit ownership (thus requiring dispositions) of our common shares due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our common shares. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our common shares to the extent that the creation, transfer or exercise of the option would, in certain circumstances, result in a proscribed level of ownership.

Consequences of Prohibited Transfers.

Upon adoption of the NOL Protective Amendment, any direct or indirect transfer attempted in violation of the NOL Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common shares would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the NOL Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such common shares, or in the case of options, receiving our common shares in respect of their exercise. In this Proxy Statement, our common shares that are purportedly acquired in violation of the NOL Protective Amendment are referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

To the extent permitted by law, any shareholder who knowingly violates the NOL Protective Amendment will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use our NOLs and any professional fees incurred in connection with addressing such violation.

A different procedure will apply with respect to any transfer of common shares that does not involve a transfer of our “securities” within the meaning of Kentucky law, but would cause any shareholder of 5.0% or more of our stock to violate the NOL Protective Amendment. In such a case, the shareholder and/or any person whose ownership of our securities is attributed to such shareholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause the shareholder not to be in violation of the NOL Protective Amendment. Those securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to the shareholder or the other person that was the direct holder of the excess stock from the proceeds of sale by the agent being the fair market value of the excess stock at the time of the prohibited transfer.

Public Groups Modification and Waiver of Transfer Restrictions.

To facilitate sales by shareholders into the market, the NOL Protective Amendment permits otherwise prohibited transfers of our common shares where the transferee is a “public group,” as defined. These permitted transfers include transfers to new public groups that would be created by the transfer and would be treated as a 5.0% shareholder.

In addition, our Board will have the discretion to approve a transfer of our common shares that would otherwise violate the transfer restrictions (including, without limitation, a transfer to the Company and its affiliates) if it determines that the transfer is in our and our shareholders’ best interests. If the Board decides to permit such a transfer, that transfer or later transfers may result in an ownership change which could limit our use of our NOLs. In deciding whether to grant a waiver, the Board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax benefits pursuant to Section 382. In addition, the Board may request relevant information from the acquirer and/or selling party in order to determine compliance with the NOL Protective Amendment or the status of our federal income tax benefits, including an opinion of counsel selected by the Board (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under Section 382. If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

In the event of a change in law, the Board will be authorized to modify the applicable allowable percentage ownership interest (currently 5.0%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the Board determines, by adopting a written resolution, that any such action is reasonably necessary or advisable to preserve the NOLs or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Our shareholders will be notified of any such determination through a filing with the SEC or such other method of notice as our Secretary shall deem appropriate.

The Board may establish, modify, amend or rescind our Bylaws, regulations and procedures for purposes of determining whether any transfer of common shares would jeopardize our ability to use our NOLs.

Implementation and Expiration of the NOL Protective Amendment

If our shareholders adopt the NOL Protective Amendment, we intend to file the NOL Protective Amendment promptly with the Office of the Kentucky Secretary of State, whereupon the NOL Protective Amendment will become effective. We intend thereafter to enforce the restrictions in the NOL Protective Amendment to preserve the future use of our NOLs. We also intend to include a legend reflecting the transfer restrictions included in the NOL Protective Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our common shares in uncertificated form and to disclose such restrictions to the public generally.

The transfer restrictions contained in the NOL Protective Amendment would expire on the earliest of (i) the close of business on the date that is the third anniversary of the filing of the NOL Protective Amendment with the Kentucky Secretary of State, (ii) the repeal of Section 382 or any successor statute if our Board determines that the NOL Protective Amendment is no longer necessary or desirable for the preservation of our NOLs, (iii) the close of business on the first day of our taxable year as to which the Board determines that none of our NOLs may be carried forward, and (iv) such date as the Board otherwise determines that the NOL Protective Amendment is no longer necessary for the preservation of our NOLs. The Board may also accelerate or extend the expiration date of the NOL Protective Amendment in the event of a change in the law; provided that the Board has determined that such action is reasonably advisable to preserve the NOLs or that continuation of the restrictions contained in the NOL Protective Amendment is no longer reasonably necessary for the preservation of the NOLs.

Effectiveness and Enforceability

Although the NOL Protective Amendment is intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur even if the NOL Protective Amendment is adopted given that:

•	Our Board can permit a transfer to an acquiror that results or contributes to an ownership change if it determines that such transfer is in our and our shareholders’ best interests.

•

A court could find that part or all of the NOL Protective Amendment is not enforceable, either in general or as to a particular fact situation. Under the laws of the Commonwealth of Kentucky, our jurisdiction of incorporation, a corporation may restrict the transfer of shares for any reasonable purpose. Kentucky law provides that transfer restrictions of the NOL Protective Amendment with respect to our common shares issued prior to its effectiveness will be effective as to (i) shareholders with respect to shares that were voted in favor of adopting the NOL Protective Amendment and (ii) transferees of such shares if the transfer restriction is conspicuously noted on the certificate(s) or is contained in an information statement for uncertificated shares. We intend to cause our common shares issued after the effectiveness of the NOL Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the stock certificates representing newly issued shares so that those shares will be subject to the transfer restriction. We also intend to disclose the transfer restrictions to persons holding our common shares in uncertificated form. For the purpose of determining whether a shareholder is subject to the NOL Protective Amendment, we intend to take the position that all shares issued before the effectiveness of the NOL Protective Amendment that are proposed to be transferred were voted in favor of the NOL Protective Amendment, unless the contrary is established. We may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the NOL Protective Amendment, unless a shareholder establishes that it did not vote in favor of the NOL Protective Amendment. Nonetheless, a court could find that the NOL Protective Amendment is unenforceable, either in general or as applied to a particular shareholder or fact situation.

•	Despite the adoption of the NOL Protective Amendment, there is still a risk that certain changes in relationships among shareholders or other events could cause an ownership change under Section 382. Accordingly, we cannot assure you that an ownership change will not occur even if the Protective Amendment is made effective. However, the Board has also adopted the Plan, which is intended to act as a deterrent to any person acquiring more than 5.0% of our stock and endangering our ability to use our NOLs.

As a result of these and other factors, the NOL Protective Amendment serves to reduce, but does not eliminate, the risk that we will undergo an ownership change.

Section 382 Ownership Change Determinations

The rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 ownership change has occurred include the following:

•	All shareholders who each own less than 5.0% of our common shares are generally (but not always) treated as a single “5-percent stockholder” (referred to as a “public group”) for purposes of Section 382. Transactions in the public markets among shareholders who are members of a public group are generally (but not always) excluded from the Section 382 calculation.

•	There are several rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as Section 382 “5-percent stockholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•	Acquisitions by a person that cause the person to become a Section 382 “5-percent stockholder” may result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•	Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular shareholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

•	Our redemption or buyback of our common shares may increase the ownership of any Section 382 “5-percent stockholders” (including groups of shareholders who are not themselves 5-percent stockholders) and can contribute to an ownership change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a Section 382 “5-percent stockholder,” resulting in a 5.0% (or more) change in ownership.

Description of the Tax Benefits Preservation Plan

On June 24, 2015, the Board of Directors authorized the adoption of a Tax Benefits Preservation Plan by the Company and declared a dividend of one preferred stock purchase right (each a “Right” and collectively, the “Rights”) for each of the Company’s outstanding common shares and non-voting common shares. The dividend was payable to holders of record as of the close of business on July 10, 2015. As used in the Plan, the term “Common Stock” means (i) the Company’s common shares with respect to a holder of Common Shares, and (ii) the Company’s non-voting common shares with respect to a holder of Non-Voting Common Shares.

The Plan provides for a 5% “trigger” threshold that is intended to act as a deterrent to any person or entity seeking to acquire 5% or more of the outstanding Common Stock without the prior approval of the Board, which could cause an ownership change under Section 382 and jeopardize our ability to use our NOLs to reduce our future income tax liability.

This summary description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is Exhibit 4.1 to the Company’s Current report on Form 8-K filed on June 29, 2015, and is incorporated herein by reference. In addition, the Plan was recently amended as described under “Expiration” below and in our Quarterly Report on Form 10-Q filed on August 5, 2015, which accompanies this Proxy Statement. Amendment No. 1 to the Plan is Exhibit 4.2 to that Quarterly Report.

Exercise

Each Right entitles the registered holder to purchase from the Company one one-thousandth of one Series G Participating Preferred Share of the Company (the “Preferred Stock”), at a purchase price equal to $10.00 per one one-thousandth of a share, subject to adjustment (the “Purchase Price”).

The Rights are not exercisable before a Distribution Date. After a Distribution Date, each Right is exercisable to purchase one one-thousandth of a share of Preferred Stock for the Purchase Price. Distribution Date means the earlier of:

•	the 10th business day after the first public announcement that any person or group has become an Acquiring Person (as defined below); and

•	the 10th business day after the date of the commencement of a tender or exchange offer by any person which would or could, if consummated, result in such person becoming an Acquiring Person, subject to extension by the Board.

Flip-In

If any person or group becomes a “5-percent shareholder” (an “Acquiring Person”) (subject to certain exceptions described in the Plan), then on a Distribution Date, each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of Common Stock of the Company equal to the result obtained by dividing: (x) two times the Purchase Price divided by (y) the then current market price of the Company’s Common Stock; provided that:

•	none of the Company and certain affiliates of the Company shall be an Acquiring Person;

•	none of certain existing “5-percent shareholders” shall be an Acquiring Person unless and until any such “5-percent shareholder” increases its percentage stock ownership in the Company by more than one-tenth of one percentage point,

•	none of certain other “grandfathered persons” (as described in the Plan) shall be an Acquiring Person so long as any such “grandfathered person” satisfies the applicable requirements set forth in the Plan;

•

no person or group that the Board determines, in its sole discretion, has inadvertently become a “5-percent shareholder” (or inadvertently failed to continue to qualify as a “grandfathered person”) shall be an Acquiring Person so long as such Person promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of the

Company so that such person’s (or such group’s) percentage stock ownership in the Company is less than 5 percent (or, in the case of any person or group that has inadvertently failed to qualify as a “grandfathered person,” the securities of the Company that caused such person or group to fail to qualify as a “grandfathered person”);

•	no person or group that has become a “5-percent shareholder” shall be an Acquiring Person if the Board in good faith determines that such person’s or group’s attainment of “5-percent shareholder” status has not jeopardized or endangered the Company’s utilization of the Tax Benefits or is otherwise in the best interests of the Company; provided that such a person or group shall be an “Acquiring Person” if the Board makes a contrary determination in good faith; and

•	an acquisition by a person or group of at least a majority of the Company’s Common Stock made by that person or group as part of a “qualified offer” (as defined in the Plan) shall not result in any person or group becoming an Acquiring Person.

Exchange

At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the Company’s Common Stock), the Board may elect to exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated persons) for two shares of Common Stock (or, at the option of the Board, fractional shares of Preferred Stock with an aggregate current market price that equals the current market price of two shares of Common Stock) per Right, subject to adjustment.

Redemption

The Board may, at its option, redeem all, but not less than all, of the then outstanding Rights at a redemption price of 0.00001 per Right at any time prior to a Distribution Date.

Expiration

The Rights will expire on the earliest of:

•	June 29, 2018;

•	the time at which all Rights are redeemed or exchanged;

•	the first day of a taxable year of the Company as to which the Board determines that no Tax Benefits may be carried forward;

•	a date on which the Board determines that a limitation on the use of the Tax Benefits under Section 382 would no longer be material to the Company, provided that such date is prior to public disclosure that a person became an Acquiring Person; and

•	the repeal or amendment of Section 382 or any successor statute, if the Board determines that the Plan is no longer necessary for the preservation of Tax Benefits.

The Plan has been amended to provide that it will no longer expire upon the effective date of the NOL Protective Amendment for the reasons described under “Background,” above.

Amendments

At any time on or prior to a Distribution Date, the Company may supplement or amend any provision of the Plan without the approval of any holders of Rights.

After a Distribution Date, the Company may supplement or amend the Plan without the approval of any holders of Rights; provided, however, that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person), (b) cause the Plan again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable.

CERTAIN CONSIDERATIONS RELATED TO THE

NOL PROTECTIVE AMENDMENT

Our Board believes that attempting to protect the tax benefits of our NOLs as described above under “Background” is in our and our shareholders’ best interests. However, we cannot eliminate the possibility that an ownership change will occur even if the NOL Protective Amendment is adopted. Please consider the items discussed below in voting.

The Internal Revenue Service (the “IRS”) could challenge the amount of our NOLs or claim that we experienced an ownership change, which could reduce the amount of our NOLs that we can use or eliminate our ability to use them altogether.

The IRS has not audited or otherwise validated the amount of our NOLs. The IRS could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce our future income tax liability. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded shares make it difficult to determine whether an ownership change has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our NOLs even if the NOL Protective Amendment is in place.

Continued Risk of Ownership Change

Although the NOL Protective Amendment is intended to reduce the likelihood of an ownership change, we cannot assure you that it would prevent all transfers of our common shares that could result in such an ownership change. In particular, absent a court determination, we cannot assure you that the NOL Protective Amendment’s restrictions on acquisition of our common shares will be enforceable against all our shareholders, and they may be subject to challenge on equitable grounds, as discussed above.

Potential Effects on Liquidity

The NOL Protective Amendment will restrict a shareholder’s ability to acquire, directly or indirectly, more of our common shares in excess of the specified limitations. Furthermore, a shareholder’s ability to dispose of our common shares may be limited by reducing the class of potential acquirors. In addition, a shareholder’s ownership of our common shares may become subject to the restrictions of the NOL Protective Amendment upon actions taken by persons related to, or affiliated with, them. Shareholders are advised to carefully monitor their ownership of our common shares and consult their own legal advisors and/or us to determine whether their ownership of our stock approaches the restricted levels.

Potential Impact on Value

If the NOL Protective Amendment is adopted, the Board intends to include a legend reflecting the transfer restrictions included in the NOL Protective Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our common shares in uncertificated form, and to disclose such restrictions to the public generally. Because certain buyers, including persons who wish to acquire more than 5.0% of our common shares and certain institutional holders who may not be comfortable holding shares with restrictive legends, may not be able to purchase our common shares, the NOL Protective Amendment could depress the value of our common shares in an amount that could more than offset any value preserved from protecting our NOLs.

Anti-Takeover Impact

The reason the Board adopted the Plan and the NOL Protective Amendment is to preserve the long-term value of our NOLs. The NOL Protective Amendment, if adopted by our shareholders, could be deemed to have an anti-takeover effect because, among other things, it will restrict the ability of a person, entity or group to accumulate 5.0% or more of our common shares and the ability of persons, entities or groups now owning 5.0%

or more of our common shares from acquiring more of our common shares without the approval of our Board. Similarly, while the Tax Benefits Preservation Plan adopted in June 2015 is not intended to prevent a takeover, it does have a potential anti-takeover effect because the ownership of a person acquiring 5% or more of our common shares may be diluted upon the occurrence of a triggering event. Accordingly, the overall effects of the NOL Protective Amendment, if adopted by our shareholders, and the Plan may be to render more difficult, or to discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. The Plan and the NOL Protective Amendment proposals are not part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.

Otherwise, the Company has not adopted any specific anti-takeover measures in its articles of incorporation or bylaws. Although it is a public company, Porter Bancorp, as a bank holding company, is not automatically subject to the provisions of the Kentucky Business Combination Act governing business combination transactions, and the Company has not amended its articles of incorporation to opt-in to those provisions of the Act.

The Company’s articles of incorporation authorize the Board of Directors to issue preferred shares in one or more series and to fix the rights, preferences and privileges of the shares of each series, including voting rights, and any qualifications, limitations or restrictions. The Company’s preferred shares could be issued for the purpose of discouraging, or rendering more difficult, unfriendly takeover or acquisition attempts, which could have an adverse effect on shareholders who might wish to participate in such a transaction.

The Kentucky Business Combination Act authorizes the board of directors of a Kentucky corporation, in its evaluation of a business combination proposal of another party, to consider the following factors in addition to the best interests of shareholders: (i) the interests of the corporation’s employees, suppliers, creditors and customers; (ii) the economy of the state and nation; (iii) the community and societal considerations; and (iv) the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

Effect of the NOL Protective Amendment if you vote for it and already own 5.0% or more of our common shares

If you already own 5.0% or more of our common shares, you would be able to transfer our common shares only if the transfer does not increase the percentage of stock ownership of another holder of 5.0% or more of our common shares or create a new holder of 5.0% or more of our common shares. You will also be able to transfer our common shares you own through open-market sales to members of a public group, including a new public group. Shares acquired in any such transaction will be subject to the NOL Protective Amendment’s transfer restrictions.

Effect of the NOL Protective Amendment if you vote for it and own less than 5.0% of our common shares

The NOL Protective Amendment will apply to you, but so long as you own less than 5.0% of our common shares you can transfer your shares to a purchaser who, after the sale, also would own less than 5.0% of our common shares.

Effect of the NOL Protective Amendment if you vote against it

Kentucky law provides that transfer restrictions of the NOL Protective Amendment with respect to our common shares issued prior to its effectiveness will be effective as to (i) shareholders with respect to shares that were voted in favor of adopting the NOL Protective Amendment and (ii) transferees of such shares if the transfer restriction is conspicuously noted on the certificate(s) or is contained in an information statement for uncertificated shares. We intend to cause our common shares issued after the effectiveness of the NOL Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Kentucky law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our common shares in uncertificated form. For the purpose of determining whether a shareholder is subject to the NOL Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the NOL Protective Amendment that are proposed to be transferred were voted in favor of the NOL Protective Amendment, unless the contrary is established. We may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the NOL Protective Amendment, unless a shareholder establishes that it did not vote in favor of the NOL Protective Amendment. Nonetheless, a court could find that the NOL Protective Amendment is unenforceable, either in general or as applied to a particular shareholder or fact situation.

Required Vote

The approval of the NOL Protective Amendment requires the affirmative vote of both the holders of a majority of our outstanding common shares, and the holders of a majority of our outstanding non-voting common shares, voting as separate voting groups.

The NOL Protective Amendment, if adopted, would become effective upon the filing of Articles of Amendment to our Articles of Incorporation with the Secretary of State of the Commonwealth of Kentucky, which we would expect to do as soon as practicable after the NOL Protective Amendment is adopted.

The Board of Directors recommends a vote “FOR” approval of the NOL Protective Amendment.

STOCK OWNERSHIP OF DIRECTORS, OFFICERS,

AND PRINCIPAL SHAREHOLDERS

As of August 14, 2015, Porter Bancorp had 19,301,217 Common Shares and 6,458,000 Non-Voting Common Shares issued and outstanding. The information provided below is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Under SEC rules, a person is deemed to beneficially own any shares as to which the entity or individual has the right to acquire within 60 days of August 14, 2015 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares these powers with his or her spouse) with respect to the shares set forth in the following table.

Security Ownership of Directors and Management

The following table shows, as of August 14, 2015, the number and percentage of Common Shares and Non-Voting Common Shares beneficially owned by (1) Porter Bancorp’s directors, (2) each of our executive officers, and (3) current directors and executive officers as a group.

	Common Shares Beneficially Owned on August 14, 2015		Non-Voting Common Shares Beneficially Owned on August 14, 2015
Name and Address of Beneficial Owner(1)	Shares Owned	Percent of Class	Shares Owned	Percent of Class

Directors and Named Executive Officers
John T. Taylor	425,000	2.2%	—	—
W. Glenn Hogan	1,824,379	9.5	—	—
Michael T. Levy	308,069	1.6	—	—
Bradford T. Ray	23,148	*	—	—
N. Marc Satterthwaite	100,613	*	—	—
W. Kirk Wycoff(2)(3)	1,894,619	9.8	6,458,000	100%

Other Named Executive Officers
John R. Davis	160,000	*	—	—
Joseph C. Seiler	115,000	*	—	—
Phillip W. Barnhouse	107,590	*	—	—

Named Executive Officers and Directors as a Group (9 persons)	4,958,418	25.7%	6,458,000	100%

*	Represents beneficial ownership of less than 1%.
(1)	The business address for these individuals is c/o Porter Bancorp, Inc., 2500 Eastpoint Parkway, Louisville, Kentucky 40223.
(2)	Includes 1,533,652 Common Shares and 5,506,800 Non-Voting Common Shares held by Patriot Financial Partners, L.P. and 264,977 Common Shares and 951,200 Non-Voting Common Shares held by Patriot Financial Partners Parallel, L.P. Patriot Financial Partners, GP, L.P. (“Patriot GP”) is a general partner of each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the “Funds”) and Patriot Financial Partners, GP, LLC (“Patriot LLC”) is a general partner of Patriot GP. In addition, Mr. Wycoff is one of the general partners of the Funds and Patriot GP and a member of Patriot LLC. Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Mr. Wycoff. Also includes 95,990 shares issued to Patriot Financial Manager LP as compensation for Mr. Wycoff’s service as a non-employee director of Porter Bancorp.
(3)	The Patriot Funds own 1,894,619 Common Shares and 6,458,000 Non-Voting Common Shares, representing 32.4% of the total number of Common Shares and Non-Voting Common Shares issued and outstanding.

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of the Common Shares by any shareholder known to us, based on public filings made with the SEC, to own 5% or more of the outstanding shares of our Common Shares.

	Common Shares Beneficially Owned on August 14, 2015		Non-Voting Common Shares Beneficially Owned on August 14, 2015
Name and Address of Beneficial Owner	Shares Owned	Percent of Class	Shares Owned	Percent of Class
Estate of J. Chester Porter c/o Porter Bancorp, Inc. 2500 Eastpoint Parkway Louisville, Kentucky 40223	3,198,668	16.6%	—	—

Maria L. Bouvette c/o Porter Bancorp, Inc. 2500 Eastpoint Parkway Louisville, Kentucky 40223	2,858,128	14.8%	—	—

Patriot Financial Group (1)(2) Cira Centre 2929 Arch Street, 27th Floor Philadelphia, PA 19104-2868	1,894,619	9.8%	6,458,000	100%

Iron Road Multi-Strategy Fund LP 115 S LaSalle Street, 34th Floor Chicago, IL 60603	1,714,300	8.9%	—	—

(1)	Includes 1,533,652 Common Shares and 5,506,800 Non-Voting Common Shares held by Patriot Financial Partners, L.P. and 264,977 Common Shares and 951,200 Non-Voting Common Shares held by Patriot Financial Partners Parallel, L.P. Patriot Financial Partners, GP, L.P. (“Patriot GP”) is a general partner of each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the “Funds”) and Patriot Financial Partners, GP, LLC (“Patriot LLC”) is a general partner of Patriot GP. In addition, Mr. Wycoff is one of the general partners of the Funds and Patriot GP and a member of Patriot LLC. Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Mr. Wycoff. Also includes 95,990 shares issued to Patriot Financial Manager LP as compensation for Mr. Wycoff’s service as a non-employee director of Porter Bancorp.
(2)	The Patriot Funds own 1,894,619 Common Shares and 6,458,000 Non-Voting Common Shares, representing 32.4% of the total number of Common Shares and Non-Voting Common Shares issued and outstanding.

SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for a shareholder proposal to be brought before Porter Bancorp’s 2016 Annual Meeting of Shareholders, the written proposal must be received by the Corporate Secretary of Porter Bancorp at the address below no later than December 22, 2015. The notice of a proposed item of business must provide information as required in our bylaws which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own; and any material interest you have in the proposal. In order for a shareholder proposal to be considered for inclusion in our proxy statement for an Annual Meeting of Shareholders, the proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company sponsored proxy materials. Proposals should be addressed to:

Porter Bancorp, Inc.

Attn: Corporate Secretary

2500 Eastpoint Parkway

Louisville, Kentucky 40223

If you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. For a nomination for election at Porter Bancorp’s 2016 Annual Meeting of Shareholders, our bylaws require that the Corporate Secretary must receive this notice no later than December 22, 2015. The notice of a proposed director nomination must provide information as required in our bylaws which, in general, require that the notice of a director nomination include your name, address and a representation that you are a shareholder and entitled to vote for directors; the information that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws. You must submit the nominee’s consent to be elected and to serve. A copy of the bylaw requirements will be provided upon request made to the Corporate Secretary at the address above.

FINANCIAL STATEMENTS AND RELATED INFORMATION

The SEC allows us to “incorporate by reference” information from our previously filed SEC reports, which means that we can disclose important information to you by referring you to our filed reports that contain the information. The information incorporated by reference is considered to be part of this proxy statement.

Our Consolidated Financial Statements and Notes to Consolidated Financial Statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures About Market Risk are incorporated by reference to Items 7, 7A and 8 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Our Unaudited Consolidated Financial Statements and Notes to Unaudited Consolidated Financial Statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures About Market Risk are incorporated by reference to Items 1, 2 and 3 of Part I of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Copies of our 10-K and 10-Q reports referenced above are being delivered to you with this proxy statement.

AVAILABLE INFORMATION

We file reports with the SEC including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements, as well as any amendments to those reports. The public may read and copy any materials the Registrant files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act are accessible at no cost on our website at http://www.pbibank.com, under the Investors Relations section, once they are electronically filed with or furnished to the SEC.

Copies of our Annual Report on Form 10-K for the period ending December 31, 2014, our Quarterly Report on Form 10-Q for the period ending June 30, 2015, and our Current Report on Form 8-K filed on June 29 2015 (which relates to our Tax Benefits Preservation Plan) are available upon request. You may request a copy of these and our other reports by writing to Phillip W. Barnhouse, Chief Financial Officer, Porter Bancorp, Inc., 2500 Eastpoint Parkway, Louisville, Kentucky 40223. These reports are available from the SEC’s website at www.sec.gov or from our website at www.pbibank.com. Click on “Investor Relations” and “SEC Filings.”

GENERAL

Other Matters

The Board of Directors knows of no other matters that will be brought before the Special Meeting. If any other matter is properly presented to the Special Meeting, proxies solicited hereby will be voted in accordance at the discretion of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Special Meeting in accordance with the instructions given by the shareholder granting the proxy.

Solicitation of Proxies

Porter Bancorp will pay the cost of soliciting proxies. Proxies may be solicited on behalf of Porter Bancorp by directors, officers or employees by mail, in person or by telephone, facsimile or other electronic means.

*****************

APPENDIX A

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

FOR

PORTER BANCORP, INC.

1. The name of the corporation is Porter Bancorp, Inc. (the “Corporation”).

2. The Amended and Restated Articles of Incorporation of the Corporation are hereby amended to add new Article VIII, which shall read in its entirety as follows:

ARTICLE VIII

RESTRICTIONS ON TRANSFERS OF SHARES

Section 1. Definitions. As used in this Article VIII, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation §§ 1.382-2T, 1-383 and 1-384 shall include any successor provisions):

(a) “5.0 percent Transaction” means any Transfer described in clause (a) or (b) of Section 2 of this Article VIII.

(b) “5.0 percent Stockholder” a Person who owns a Percentage Stock Ownership equal to or exceeding 5.0 of the Corporation’s then-outstanding Stock, whether directly or indirectly, and including Stock such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the applicable Treasury Regulations and Internal Revenue Service guidance thereunder.

(c) “Agent” has the meaning set forth in Section 5 of this Article VIII.

(d) “Board of Directors” or “Board” means the board of directors of the Corporation.

(e) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(f) “Corporation Security” or “Corporation Securities” means (i) any Stock, (ii) shares of Preferred Stock issued by the Corporation (other than Preferred Stock described in Section 1504(a) (4) of the Code), and (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation.

(g) “Effective Date” means the date of filing of these Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation with the Secretary of State of the Commonwealth of Kentucky.

(h) “Excess Securities” has the meaning given such term in Section 4 of this Article VIII.

(i) “Expiration Date” means the earlier of (i) the close of business on the date that is the third anniversary of the Effective Date, (ii) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article VIII is no longer necessary or desirable for the preservation of Tax Benefits, (iii) the close of business on the first day of a taxable year of the Corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward or (iv) such date as the Board of Directors shall fix in accordance with Section 12 of this Article VIII.

(j) “Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision and other pertinent Internal Revenue Service guidance.

(k) “Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

(l) “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

m) “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article VIII.

(n) “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

(o) “Purported Transferee” has the meaning set forth in Section 4 of this Article VIII.

(p) “Securities” and “Security” each has the meaning set forth in Section 7 of this Article VIII.

(q) “Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

(r) “Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

(s) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(t) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-4(d)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation.

(u) “Transferee” means any Person to whom Corporation Securities are Transferred.

(v) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

Section 2. Transfer and Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Article VIII, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 5.0-percent Stockholder or (b) the Percentage Stock Ownership in the Corporation of any 5.0-percent Stockholder would be increased.

Section 3. Exceptions.

(a) Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.

(b) The restrictions set forth in Section 2 of this Article VIII shall not apply to an attempted Transfer that is a 5.0-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 3 of Article VIII, the Board of Directors, may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of the Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article VIII through duly authorized officers or agents of the Corporation. Nothing in this Section 3 of this Article VIII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

Section 4. Excess Securities.

(a) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled, with respect to such Excess Securities, to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 5 of this Article VIII or until an approval is obtained under Section 3 of this Article VIII. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of Section 4 or 15.5 of this Article VIII shall also be a Prohibited Transfer.

(b) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article VIII, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Stock and other evidence that a Transfer will not be prohibited by this Article VIII as a condition to registering any transfer.

Section 5. Transfer to Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation

Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 6 of this Article VIII if the Agent rather than the Purported Transferee had resold the Excess Securities.

Section 6. Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 6 of Article VIII. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 6 of Article VIII inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

Section 7. Modification of Remedies for Certain Indirect Transfers. If any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Kentucky law (“Securities,” and individually, a “Security”) but which would cause a 5.0-percent Stockholder to violate a restriction on Transfers provided for in this Article VIII, the application of Sections 15.5 and 15.6 of this Article VIII shall be modified as described in this Section 7 of this Article VIII. In such case, no such 5.0-percent Stockholder shall be required to dispose of any interest that is not a Security, but such 5.0-percent Stockholder and/or any Person whose ownership of Securities is attributed to such 5.0-percent Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 5.0-percent Stockholder, following such disposition, not to be in violation of this Article VIII. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 15.5 and 15.6 of this Article VIII, except that the maximum aggregate amount payable either to such 5.0-percent Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 5.0-percent Stockholder or such other Person. The purpose of this Section 7 of Article VIII is to extend the restrictions in Sections 15.2 and 15.5 of this Article VIII to situations in which there is a 5.0-percent Transaction without a direct Transfer of Securities, and this Section 7 of Article VIII, along with the other provisions of this Article VIII, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

Section 8. Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 5 of this Article VIII (whether or not made within the time specified in Section 5 of this Article VIII), then the Corporation may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 8 of Article VIII shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article VIII being void ab initio, (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Corporation to act within the time periods set forth in Section 5 of this Article VIII to constitute a waiver or loss of any right of the Corporation under this Article VIII. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article VIII.

Section 9. Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Article VIII who knowingly violates the provisions of this Article VIII and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

Section 10. Obligation to Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article VIII or the status of the Tax Benefits of the Corporation.

Section 11. Legends. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this Article VIII bear the following legend:

“THE ARTICLES OF INCORPORATION OF THE CORPORATION CONTAIN RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE ARTICLES OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 5.0 PERCENT STOCKHOLDER (AS DEFINED IN THE ARTICLES OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO, AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE ARTICLES OF INCORPORATION) TO THE CORPORATION’S AGENT. IF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF KENTUCKY LAW (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S ARTICLES OF INCORPORATION TO CAUSE THE 5.0 PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE ARTICLES OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section 3 of this Article VIII also bear a conspicuous legend referencing the applicable restrictions.

Section 12. Authority of Board of Directors.

(a) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article VIII, including, without limitation, (i) the identification of 5.0-percent Stockholders, (ii) whether a Transfer is a 5.0-percent Transaction or a Prohibited Transfer, (iii) the Percentage Stock Ownership

in the Corporation of any 5.0-percent Stockholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 6 of this Article VIII, and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article VIII. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind Bylaws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article VIII for purposes of determining whether any Transfer of Corporation Securities would jeopardize or endanger the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article VIII.

(b) Nothing contained in this Article VIII shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article VIII, (iii) modify the definitions of any terms set forth in this Article VIII or (iv) modify the terms of this Article VIII as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

(c) In the case of an ambiguity in the application of any of the provisions of this Article VIII, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. If this Article VIII requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article VIII. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article VIII. The Board of Directors may delegate all or any portion of its duties and powers under this Article VIII to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article VIII through duly authorized officers or agents of the Corporation. Nothing in this Article VIII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

Section 13. Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article VIII. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

Section 14. Benefits of This Article VIII. Nothing in this Article VIII shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article VIII. This Article VIII shall be for the sole and exclusive benefit of the Corporation and the Agent.

Section 15. Severability. The purpose of this Article VIII is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article VIII or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article VIII.

Section 16. Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article VIII, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

4. The Amendment was duly adopted by the vote of the holders of the Corporation’s Common Shares and Non-Voting Common Shares on             , 2015.

(a) Of the             Common Shares entitled to vote on the Amendment,             shares voted for the amendment,             voted against and             abstained.

(b) Of the 6,458,000 Non-Voting Common Shares entitled to vote on the Amendment,             shares voted for the amendment,             voted against and             abstained.

(c) The number of votes cast for the Amendment by each voting group was sufficient for approval by that voting group.

5. The Amendment will be effective upon filing the Articles of Amendment with the Secretary of State of the Commonwealth of Kentucky.

PORTER BANCORP, INC.

By:
Name:	John T Taylor
Title:	President and Chief Executive Officer

REVOCABLE PROXY

PORTER BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS

2500 EASTPOINT PARKWAY

LOUISVILLE, KENTUCKY 40223

SEPTEMBER 23, 2015, 12:00 NOON EDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PORTER BANCORP, INC.

The undersigned hereby appoints Phillip W. Barnhouse and Stephanie R. Renner attorneys-in-fact and proxies, with full power of substitution, to attend the Special Meeting of Shareholders to be held on September 23, 2015 at 12:00 noon eastern time, and at any adjournments or postponements of the Special Meeting, and to vote as specified on the reverse all shares of the Common Stock of Porter Bancorp, Inc. that the undersigned would be entitled to vote if personally present at the Special Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.pbibank.com under “Investor Relations.”

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

(Continued and to be signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.

1.	PROPOSAL TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION DESIGNED TO PRESERVE CERTAIN TAX BENEFITS.

☐ For	☐ Against	☐ Abstain

2.	DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters that may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature Date
Signature, if held jointly.
Please sign exactly as shares are registered. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.